SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐ Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Spirit Airlines, Inc.

(Name of Registrant as Specified In Its Charter)

JetBlue Airways Corporation

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Filed by JetBlue Airways Corporation

Pursuant to Rule 14a-12 under the

Securities Exchange Act of 1934, as amended

Subject Company: Spirit Airlines, Inc.

Commission File No.: 001-35186

Date: May 2, 2022

The following slide presentation is being filed in connection with JetBlue Airways Corporation’s proposal to acquire all of the outstanding shares of common stock of Spirit Airlines, Inc.

JetBlue’s Revised and Superior Proposal to Acquire Spirit Airlines May 2, 2022

Important Information for Investors and Stockholders

Forward Looking Statements

Statements in this presentation contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which represent our management's beliefs and assumptions concerning future events. These statements are intended to qualify for the "safe harbor" from liability established by the Private Securities Litigation Reform Act of 1995. When used in this document, the words "expects," "plans," "anticipates," "indicates," "believes," "forecast," "guidance," "outlook," "may," "will," "should," "seeks," "targets" and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, those listed in our U.S. Securities and Exchange Commission ("SEC") filings, matters of which we may not be aware, the coronavirus pandemic including new and existing variants, the outbreak of any other disease or similar public health threat that affects travel demand or behavior, the outcome of any discussions between JetBlue and Spirit with respect to a possible transaction, including the possibility that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein, the conditions to the completion of the possible transaction, including the receipt of any required stockholder and regulatory approvals and, in particular, our expectation as to the likelihood of receipt of antitrust approvals, JetBlue's ability to finance the possible transaction and the indebtedness JetBlue expects to incur in connection with the possible transaction, the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate Spirit's operations with those of JetBlue, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the possible transaction. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Further information concerning these and other factors is contained in JetBlue's SEC filings, including but not limited to, JetBlue's 2021 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. In light of these risks and uncertainties, the forward-looking events discussed in this presentation might not occur. Our forward-looking statements speak only as of the date of this presentation or as of the dates so indicated. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

This presentation relates to a proposal which JetBlue has made for a business combination transaction with Spirit. In furtherance of this proposal and subject to future developments, JetBlue (and, if a negotiated transaction is agreed to, Spirit) may file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document JetBlue and/or Spirit may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF JETBLUE AND SPIRIT ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE POSSIBLE TRANSACTION. Any definitive proxy statement (if and when available) will be mailed to stockholders of Spirit. Investors and security holders of Spirit and JetBlue will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by JetBlue and Spirit through the web site maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

This presentation is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, JetBlue and certain of its directors and executive officers may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC. Information regarding the interests of these participants in any such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available. These documents can be obtained free of charge as described in the preceding paragraph.

No Offer or Solicitation

This presentation shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

jetBlue

2

Creating a Compelling National Low - fare Challenger, Benefitting All Stakeholders All - cash offer of $33/share clearly represents a “Superior Proposal” for Spirit shareholders — Enhanced with divestiture commitments and a $200mm reverse break - up fee Pro - competitive combination as “JetBlue Effect” is more effective in lowering legacy fares Accelerates JetBlue’s strategic plan, creating more value for all stakeholders of combined airline Combined airline would fly under the JetBlue brand, bringing its unique combination of lower fare and great experience to more customers Provides combined crewmember base enhanced career opportunities 3

v v Bringing the Airline Customers Love to Fly to More People Source: 2021, 2019 company filings; number of daily flights, and destinations are based on April 2022 schedule data as of 3/2 5/2 2. Note: JetBlue and Spirit annual passengers and ASMs as of 2019. JetBlue and Spirit Aircraft, Aircraft in Order Book, and Crewmembers/Team Members as of 2021. 2019 Annual Revenues $ 8.1 billion $ 3.8 billion Annual Customers 43 million 35 million 78 million Aircraft 282 173 455 Aircraft in Order Book 156 156 312 Daily Flights 1,031 733 1,700+ Destinations 98 84 130+ unique destinations Available Seat Miles 54 million 41 million 95 million Crewmembers 22,000 10,000 32,000 4 v $ 11.9 billion

JetBlue's Offer is Clearly Superior to Frontier's

JetBlue's All-Cash Superior Proposal Offers Greater Value and Closing Certainty

		JetBlue		Frontier
Price	✓	$33.00 per share / $3.6bn[1] Equity Value	+ 47% →	$22.42 total consideration[2] per Spirit share / $2.5bn Equity Value
Consideration	✓	All Cash		Mostly Stock
Value Certainty	✓	All cash offer provides greater value certainty		Uncertain value given market risk; Offer value has declined by ~$3.40 per share / ~$370mm since announcement
Divestiture Commitment *(New)*	✓	Commitment to divest assets up to a Material Adverse Effect on Spirit; carve-out for divestitures that adversely impact the NEA		None, despite similar regulatory profile
Reverse Break-Up Fee *(New)*	✓	$200mm (~$1.80 / share) (~8% of Spirit share price prior to Frontier announcement and ~45% of Frontier's original premium)		None, despite similar regulatory profile

jetBlue

[1] Assumes fully diluted shares outstanding of approximately 109.5 million per Spirit's Management. [2] Based on exchange ratio of 1.9126x, $2.13 of cash consideration per share, and Frontier closing price as of 29-Apr-2022..

5

Facts do not Support Frontier and Spirit Projections; Significantly Overstate Potential Transaction Value

Spirit | Frontier | % Delta Mgmt. vs. Consensus

Frontier and Spirit Projections are Unreasonably Optimistic

EBITDAR Excluding Synergies ($bn)

Mgmt CAGRs
22E-24E: 57%
22E-26E: 36%



30%
$1.3
$0.6
$0.7
$1.0
$0.6
$0.4
Mgmt Consensus
Projections
2022
18%
$2.6
$1.2
$1.4
$2.2
$1.1
$1.1
Mgmt Consensus
Projections
2023
$3.3
$1.5
$1.8
NA
Mgmt Consensus
Projections
2024
$3.9
$1.8
$2.1
NA
Mgmt Consensus
Projections
2025
$4.6
$2.2
$2.4
NA
Mgmt Consensus
Projections
2026

Revenue Excluding Synergies ($bn)

Mgmt / Consensus CAGRs
22E-24E: 22% / 20%
22E-26E: 19%



3%
$8.2
$3.1
$5.0
$7.9
$3.1
$4.8
Mgmt Consensus
Projections
2022
7%
$10.3
$4.0
$6.3
$9.6
$3.9
$5.8
Mgmt Consensus
Projections
2023
7%
$12.2
$4.9
$7.2
$11.3
$4.6
$6.7
Mgmt Consensus
Projections
2024
$14.0
$5.7
$8.3
NA
Mgmt Consensus
Projections
2025
$16.2
$6.7
$9.5
NA
Mgmt Consensus
Projections
2026

Projections Do Not Account for Significant Headwinds

- X 2022 and 2023 EBITDAR estimates excluding synergies are 30% and 18% higher than consensus, respectively
- X Forecasted 2022E-2024E revenue CAGR of 22%[1] and doubling in 4 years vs. average airline consensus growth of 12%[2]
- X Wage inflation and continued attrition likely to increase cost projections
- X Fuel costs are expected to stay elevated (versus 2019) in 2023 and beyond
- X Pilot shortages are a constraint to growth for the overall industry

JetBlue has a realistic view of Spirit and is committed to the strategic rationale of the acquisition

jetBlue

Source: Frontier S-4, IBES consensus estimates as of 28-Apr-2022. Note: Charts combine standalone projections [1] 2022E-2024E pro forma Spirit-Frontier Mgmt. revenue CAGR. [2] 2022E-2024E average airline IBES consensus revenue CAGR. Airline set includes JetBlue, Spirit, Frontier, American, Delta, United, Southwest, Alaska, Allegiant, and Hawaiian,

6

JetBlue Has High Conviction Around Achieving Regulatory Approval…
… and Greater Commitment to Close than the Frontier Transaction

	JetBlue	Frontier
JetBlue has a more significant impact on legacy fares	Preliminary economic analysis shows JetBlue's presence on a nonstop route decreases legacy fares by ~16%, or 3x as much as ultra-low-cost carriers	Ultra-low-cost airlines simply cannot compete with the "JetBlue Effect" in the legacy fare decreases they trigger
Both transactions create 5th largest U.S. airline operator	Combined JetBlue / Spirit would have market share of 9%[1]	Combined Frontier / Spirit would have market share of 8%[1]
JetBlue has less overlap with Spirit than Frontier has	JetBlue overlaps with Spirit on 48 nonstop routes[2]	Frontier overlaps with Spirit on 76 nonstop routes[2]
	JetBlue has less overlap in flights, seats, and ASMs with Spirit than Frontier in the metropolitan areas served by both[3]	
JetBlue offers a strong regulatory commitment and a reverse break-up fee	JetBlue's proposal includes a commitment to divest assets up to a Material Adverse Effect on Spirit and a $200mm reverse break-up fee	Frontier offers no divestiture commitment, despite similar regulatory profile, and could walk away from the merger without any penalty

[1] Based on departure seats for full year 2022. [2] Based on Q1-Q3 2021 DOT data. [3] Based on scheduled flights / seats / ASMs for 2021

jetBlue
7

8 JetBlue’s brand is superior to Frontier’s because of its enhanced customer service, fair compensation for its Crewmembers, and differentiated business model “JetBlue Effect” has the strongest impact on legacy fares of any other airline on the nonstop routes it flies Customers should not have to choose between price and quality service . JetBlue’s customer service has won the company hundreds of awards since its inception – including the “Travelers’ Choice Award” multiple times Air Line Pilots Association reported that Frontier pilots were the lowest - paid narrow body pilots in America – often 40% 1 under peers; in contrast, JetBlue offers Crewmember compensation in - line with industry standards and provides top notch benefits Women and people of color comprise 46% and 59% of JetBlue Crewmembers, respectively, and the combined airline will carry this ethos forward on a much larger scale 8 1 Air Line Pilots Association, "Profits over Pilots at Frontier Airlines .” JetBlue is a Better Home for Spirit’s Customers, Team Members, and for the Community at Large

Strong Strategic Rationale Creates a Compelling National Low - fare Challenger Accelerates Existing Growth Plan while Complementing Northeast Alliance (NEA) Strategy Significantly Enhances JetBlue’s Long - term Financial Returns 9 Creating Long - Term Value for all JetBlue Stakeholders